EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated August 4, 2006 with exceptions to January 17, 2007, with respect to the consolidated financial statements of Intelligent Living Corp. for the fiscal years ended May 31, 2006 and 2005 incorporated by reference in  the filings of the Registration Statements on Form S-8 of  Intelligent Living Corp. for its 2005 Stock Option Plan and 2006 Stock Option Plan, respectively, filed with the Securities and Exchange Commission on July 28, 2005 and May 3, 2006.

/s/ CHISHOLM, BIERWOLF & NILSON

Chisholm, Bierwolf & Nilson, LLC

August  6, 2008